SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission
Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

DONEGAL GROUP INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:

(2) Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4) Proposed maximum aggregate value of transaction:

(5) Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, schedule or registration statement no.:

(3) Filing party:

(4) Date filed:

DONEGAL GROUP INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held April 15, 2004

To the Stockholders of

DONEGAL GROUP INC.:

      The annual meeting of stockholders of Donegal Group Inc. will be held at 10:00 a.m., local time, on April 15, 2004, at our offices, 1195 River Road, Marietta, Pennsylvania 17547. At our annual meeting, our stockholders will act on the following matters:

1. Election of two Class C directors, each for a term of three years and until their respective successors have been elected;

2. Election of one Class B director for a term of two years and until his successor has been elected; and

3. Any other matters that properly come before our annual meeting.

      All stockholders of record as of the close of business on February 20, 2004 are entitled to vote at our annual meeting.

      Our 2003 Annual Report is being mailed to stockholders together with this Notice.

      It is important that your shares be voted at our annual meeting. Please complete, sign and return the enclosed proxy card in the envelope provided whether or not you expect to attend our annual meeting in person.

By Order of the Board of Directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 25, 2004

Marietta, Pennsylvania

DONEGAL GROUP INC.

PROXY STATEMENT

      This proxy statement contains information relating to the annual meeting of stockholders of Donegal Group Inc. to be held on Thursday, April 15, 2004, beginning at 10:00 a.m., at our offices, 1195 River Road, Marietta, Pennsylvania 17547, and at any adjournment, postponement or continuation of the annual meeting. This proxy statement and the accompanying proxy are first being mailed to stockholders on March 25, 2004. Unless the context indicates otherwise, all references in this proxy statement to “we,” “us,” “our” or the “Company” mean Donegal Group Inc. and its insurance subsidiaries and all references to the “Mutual Company” refer to Donegal Mutual Insurance Company.

i

ii

ABOUT OUR ANNUAL MEETING

What is the purpose of our annual meeting?

      At our annual meeting, stockholders will act upon the matters outlined in the notice of meeting on the cover page of this proxy statement, including the election of two Class C directors and the election of one Class B director. In addition, our management will report on our performance during 2003 and respond to appropriate questions from stockholders.

VOTING

Who is entitled to vote at our meeting?

      Holders of Class A common stock and Class B common stock of record at the close of business on the record date, February 20, 2004, are entitled to receive notice of and to vote at our annual meeting, and any adjournment, postponement or continuation of our annual meeting.

What are the voting rights of our stockholders?

      We have two classes of stock outstanding: Class A common stock and Class B common stock. As of the record date, 9,809,352 shares of Class A common stock were outstanding, each of which is entitled to one-tenth of a vote with respect to each matter to be voted on at our annual meeting, and 3,011,049 shares of Class B common stock were outstanding, each of which is entitled to one vote with respect to each matter to be voted on at our annual meeting. Therefore, the holders of Class A common stock will be entitled to cast a total of 980,935 votes and the holders of Class B common stock will be entitled to cast a total of 3,011,049 votes, resulting in a total of 3,991,984 votes entitled to be cast at our annual meeting.

      As of the record date, the Mutual Company owned 4,139,792 shares, or 42.2%, of our outstanding Class A common stock and 1,852,088 shares, or 61.5%, of our outstanding Class B common stock, and therefore will have the right to cast 56.8% of the votes entitled to be cast at our annual meeting. The Mutual Company has advised us that it will vote its shares for the election of John J. Lyons and R. Richard Sherbahn as Class C directors and for the election of Richard D. Wampler, II as a Class B director. Therefore, Mr. Lyons and Mr. Sherbahn will be elected as Class C directors and Mr. Wampler will be elected as a Class B director, irrespective of the votes cast by our stockholders other than the Mutual Company.

Who can attend our annual meeting?

      All stockholders as of the record date, or their duly appointed proxies, may attend our annual meeting. Even if you currently plan to attend our annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend our annual meeting.

      If you hold your shares in “street name” (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at our annual meeting.

What constitutes a quorum?

      The presence at our annual meeting, in person or by proxy, of the holders of a majority of the total votes entitled to be cast by the holders of our Class A common stock and our Class B common stock outstanding on the record date will constitute a quorum, permitting the conduct of business at our annual meeting. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares present at our annual meeting.

How do I vote?

      If you or your duly authorized attorney-in-fact complete, properly sign and return the accompanying proxy card to us, it will be voted as you direct. If you are a registered stockholder and attend our annual meeting, you may deliver your completed proxy card in person. “Street name” stockholders who wish to vote at our annual meeting will need to obtain a signed proxy from the institution that holds their shares.

May I change my vote after I return my proxy card?

      Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with our Secretary either a notice of revocation or a duly executed proxy bearing a later date. The powers of the proxy holders will be revoked if you attend our annual meeting in person and request that your proxy be revoked, although attendance at our annual meeting will not by itself revoke a previously granted proxy.

How do I vote my 401(k) plan shares?

      If you participate in Mutual Company’s 401(k) Plan, you may vote the number of shares of Class A common stock and Class B common stock equivalent to the interests in Class A common stock and Class B common stock credited to your account as of the record date. You may vote by instructing Putnam Fiduciary Trust Company, the trustee of the plan, pursuant to the instruction card being mailed with this proxy statement to plan participants. The trustee will vote your shares in accordance with your duly executed instructions provided that they are received by April 10, 2004.

      If you do not send instructions, the share equivalents credited to your plan account will be voted by the trustee in the same proportion that it votes share equivalents for which it did receive timely instructions.

      You may also revoke previously given voting instructions by April 10, 2004 by filing with the trustee either a written notice of revocation or a properly completed and signed voting instruction card bearing a later date.

What are our Board’s recommendations?

      Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends a vote:

•	for election of the nominated Class C directors (see pages 9 through 13), and

•	for election of the nominated Class B director (see pages 9 through 13).

What vote is required to approve each matter?

      Election of Class C Directors and Class B Director. The two persons receiving the highest number of “FOR” votes cast by the holders of our Class A common stock and our Class B common stock for election as Class C directors and the person receiving the highest number of “FOR” votes cast by the holders of our Class A common stock and our Class B common stock for election as Class B director, voting together without regard to class, will be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although the proxy will be counted for purposes of determining whether a quorum is present. We do not permit cumulative voting in the election of directors.

      Other Matters. The affirmative vote of a majority of the votes entitled to be cast by the holders of our Class A common stock and our Class B common stock whose shares are represented at our annual meeting in person or by proxy, voting together without regard to class, will be required to approve any other matters that properly come before our annual meeting. Abstentions and shares held by brokers or nominees as to which voting instructions have not been received from the beneficial owner of or person otherwise entitled to vote the shares and as to which the broker or nominee does not have discretionary voting power, i.e., broker non-votes, are considered shares of stock outstanding and entitled to vote and are counted in determining the number of votes necessary for a majority. An abstention or broker non-vote will therefore have the practical effect of voting against approval of a proposal because each abstention and broker non-vote will not represent a vote for approval of the proposal.

      If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of our Board, i.e., for the election of our nominees for Class C directors and Class B director.

Who will pay the costs of soliciting proxies on behalf of our Board of Directors?

      We are making this solicitation and will pay the cost of soliciting proxies on behalf of our Board of Directors, including expenses of preparing and mailing this proxy statement. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person or by telephone or telegram by our regular officers and employees, none of whom will receive special compensation for such services. Upon request, we will also reimburse brokers, nominees, fiduciaries and custodians and persons holding shares in their names or in the names of nominees for their reasonable expenses in sending proxies and proxy material to beneficial owners.

STOCK OWNERSHIP

Who are the largest owners of our stock?

      The following table identifies each person whom we know owns beneficially more than 5% of our outstanding Class A common stock or Class B common stock and states the percentage of total votes entitled to be cast by each. All information is as of February 20, 2004.

	Class A		Class B
	Shares	Percent of	Shares	Percent of
Name of Individual or	Beneficially	Class A	Beneficially	Class B	Percent of
Identity of Group	Owned	Common Stock	Owned	Common Stock	Total Votes

Donegal Mutual Insurance Company	4,139,792	42.2%	1,852,088	61.5%	56.8%
1195 River Road
Marietta, PA 17547
Deutsche Bank AG(1)	506,800	5.1	—	—	1.3
60 Wall Street
New York, NY 10005

(1)	As reported in a Schedule 13G filed by Deutsche Bank AG with the Securities and Exchange Commission (the “SEC”).

How much stock do our directors and executive officers own?

      The following table shows the amount and percentage of our outstanding Class A common stock and Class B common stock beneficially owned by each director, each nominee for director, each executive officer named in the Summary Compensation Table and all of our executive officers and directors as a group as of

February 20, 2004, as well as the percentage of total votes entitled to be cast by reason of that beneficial ownership.

	Class A			Class B
	Shares		Percent of	Shares		Percent of
Name of Individual	Beneficially		Class A	Beneficially		Class B	Percent of
or Identity of Group	Owned(1)		Common Stock(2)	Owned(1)		Common Stock(2)	Total Votes

Directors:
Donald H. Nikolaus	367,630	(3)	3.7%	104,071	(3)	3.5%	3.5%
Robert S. Bolinger	3,824	(11)	—	816		—	—
Patricia A. Gilmartin	4,200	(11)	—	1,004		—	—
Philip H. Glatfelter, II	5,932	(11)	—	1,843		—	—
John J. Lyons	16,517	(4)	—	500		—	—
R. Richard Sherbahn	2,968	(11)	—	381		—	—

Nominee for Director:
Richard D. Wampler, II	—		—	—		—	—

Executive Officers(5):
Ralph G. Spontak	100,103	(6)	1.0%	17,982	(6)	—	—
Robert G. Shenk	59,811	(7)	—	11,429	(7)	—	—
Cyril J. Greenya	33,833	(8)	—	5,795	(8)	—	—
Daniel J. Wagner	22,021	(9)	—	6,760	(9)	—	—
All directors, nominees for director and executive officers as a group (11 persons)	616,839	(10)	6.0%	150,581	(10)	4.9%	19.1%

(1)	Information furnished by each individual named. This table includes shares that are owned jointly, in whole or in part, with the person’s spouse, or individually by his or her spouse.

(2)	Less than 1% unless otherwise indicated.

(3)	Includes 216,667 shares of Class A common stock and 33,333 shares of Class B common stock that Mr. Nikolaus has the option to purchase under stock options granted by us that are currently exercisable.

(4)	Includes 6,667 shares of Class A common stock Mr. Lyons has the option to purchase under stock options granted by us that are currently exercisable.

(5)	Excludes executive officers listed under “Directors.”

(6)	Includes 81,667 shares of Class A common stock and 13,333 shares of Class B common stock that Mr. Spontak has the option to purchase under stock options granted by us that are currently exercisable.

(7)	Includes 51,667 shares of Class A common stock and 8,333 shares of Class B common stock that Mr. Shenk has the option to purchase under stock options granted by us that are currently exercisable.

(8)	Includes 32,334 shares of Class A common stock and 5,333 shares of Class B common stock that Mr. Greenya has the option to purchase under stock options granted by us that are currently exercisable.

(9)	Includes 21,667 shares of Class A common stock and 3,333 shares of Class B common stock that Mr. Wagner has the option to purchase under stock options granted by us that are currently exercisable.

(10)	Includes 417,337 shares of Class A common stock and 63,665 shares of Class B common stock purchasable upon the exercise of options granted under stock options granted by us that are currently exercisable.

(11)	Includes 1,667 shares of Class A common stock the director has the option to purchase under stock options granted by us that are currently exercisable.

Section 16(a) beneficial ownership reporting compliance

      Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires that our officers and directors, as well as persons who own 10% or more of a class of our equity securities, file reports of their ownership of our securities, as well as statements of changes in such ownership, with us and the SEC. Based upon written representations received by us from our officers, directors and 10% or greater stockholders, and our review of the statements of beneficial ownership changes filed with us by our officers, directors and 10% or greater stockholders during 2003, we believe that all such filings required during 2003 were made on a timely basis.

Relationship with the Mutual Company

      The Mutual Company owns approximately 42% of our Class A common stock and approximately 62% of our Class B common stock. Our insurance operations are interrelated with the insurance operations of the Mutual Company and, while maintaining the separate corporate existence of each company, we conduct the insurance business of our subsidiaries together with the insurance business of the Mutual Company under the name Donegal Insurance Group. As such, we share the same business philosophy, management, employees and facilities as the Mutual Company and offer the same types of insurance products.

      We believe our relationship with the Mutual Company offers us a number of competitive advantages, including:

•	Facilitating our stable management, consistent underwriting discipline, external growth and long-term profitability.

•	Creating operational and expense synergies from the combined resources and operating efficiencies of the Mutual Company and us.

•	Enhancing our ability to affiliate with and eventually acquire other mutual insurance companies.

•	Producing more uniform and stable underwriting results from year to year than we could achieve on our own.

•	Giving Atlantic States Insurance Company (“Atlantic States”), our largest insurance subsidiary, the benefit of a larger underwriting capacity by reason of the pooling agreement between the Mutual Company and us.

      All our officers are also officers of the Mutual Company, four of our six directors are directors of the Mutual Company and two of our executive officers are directors of the Mutual Company. We and the Mutual Company maintain a Coordinating Committee, which consists of two of our directors who are not directors of the Mutual Company and two of the directors of the Mutual Company who are not directors of us. Under our and the Mutual Company’s By-laws, any new agreement between us and the Mutual Company and any proposed change in any existing agreement between us and the Mutual Company must first be submitted for approval by our Board of Directors and the Board of Directors of the Mutual Company and, if approved, submitted to the Coordinating Committee for its approval. The proposed new agreement or change in an existing agreement will receive Coordinating Committee approval only if both of our Coordinating Committee members conclude that the new agreement or change in an existing agreement is fair to us and our stockholders and if both of the Mutual Company’s Coordinating Committee members conclude that the new agreement or change in an existing agreement is fair and equitable to the Mutual Company and its policyholders. The Coordinating Committee also reviews annually all of the transactions between us and the Mutual Company. The purpose of this provision is to protect the interests of our stockholders and the interests of the policyholders of the Mutual Company. The Coordinating Committee meets on an as-needed basis. Our members on the Coordinating Committee are Robert S. Bolinger and John J. Lyons. The Mutual Company’s members on the Coordinating Committee are John E. Hiestand and Frederick W. Dreher. Mr. Hiestand, age 65, has been a director of the Mutual Company since 1983 and has been a self-employed provider of insurance administrative services for more than five years. Mr. Dreher, age 63, has been a director of the

Mutual Company since 1996, and has been a partner in the law firm of Duane Morris LLP since 1971. See “Election of Directors — Certain Transactions.”

      The Mutual Company provides all personnel for us and two of our insurance subsidiaries, Atlantic States and Southern Insurance Company of Virginia (“Southern”). Expenses are allocated to us and Southern according to a time allocation and estimated usage agreement, and to Atlantic States in relation to the relative participation of the Mutual Company and Atlantic States in the pooling agreement described below. Expenses allocated to us under the pooling agreement were $33,047,769 in 2003.

      We lease office equipment and automobiles to the Mutual Company. The Mutual Company made lease payments to us of $845,211 in 2003.

      The Mutual Company and Atlantic States participate in an underwriting pool, whereby both companies are allocated a given percentage of their combined underwriting results, excluding certain intercompany reinsurance assumed by the Mutual Company from our insurance subsidiaries. Atlantic States has a 70% share of the results of the pool and the Mutual Company has a 30% share of the results of the pool. All premiums, losses, loss adjustment expenses and other underwriting expenses are prorated among the Mutual Company and Atlantic States on the basis of their respective participation in the pool. The pooling agreement may be amended or terminated at the end of any calendar year by agreement of the parties, subject to approval by the Boards of Directors of the Mutual Company and Atlantic States and by the Coordinating Committee. The allocations of pool participation percentages between the Mutual Company and Atlantic States are based on the pool participants’ relative amounts of capital and surplus, expectations of future relative amounts of capital and surplus and our ability to raise capital for Atlantic States. Additional information describing the pooling agreement is contained in our 2003 Annual Report to Stockholders.

      In addition to the pooling agreement and third-party reinsurance, our insurance subsidiaries have various on-going reinsurance agreements with the Mutual Company. These agreements include:

•	catastrophe reinsurance agreements with each of our insurance subsidiaries;

•	an excess of loss reinsurance agreement with Southern;

•	a workers’ compensation reallocation agreement with Southern; and

•	a 100% retrocessional agreement with Southern.

      The excess of loss and catastrophe reinsurance agreements are intended to lessen the effects of a single large loss, or an accumulation of smaller losses arising from one event, to levels that are appropriate given each subsidiary’s size, underwriting profile and surplus position.

      The Mutual Company and Southern have a worker’s compensation reallocation agreement whereby the results of the workers’ compensation business written by Southern as part of commercial accounts were reallocated to the Mutual Company to the extent that the workers’ compensation loss ratio of Southern exceeded the workers’ compensation loss ratio of the Donegal Insurance Group.

      Southern has a 100% retrocessional agreement with the Mutual Company that is intended to provide Southern with the same A.M. Best rating, currently A (Excellent), as the Mutual Company, which Southern might not be able to achieve without this agreement in place. The retrocessional agreement does not otherwise provide for pooling or reinsurance with or by the Mutual Company and does not transfer insurance risk.

      We own 47.5% and the Mutual Company owns 52.5% of Donegal Financial Services Corporation, the holding company for Province Bank FSB (“Province Bank”), a federal savings bank with offices in Marietta and Columbia, Pennsylvania. We and the Mutual Company conduct banking operations in the ordinary course of business with Province Bank.

      The Mutual Company and Province Bank are parties to a lease whereby Province Bank leases 3,600 square feet in one of the Mutual Company’s buildings located in Marietta, Pennsylvania from the Mutual Company for an annual rent based on an independent appraisal. The Mutual Company and Province Bank are also parties to an Administrative Services Agreement whereby the Mutual Company is obligated to provide various human resource services, principally payroll and employee benefits administration, administrative support, facility and equipment maintenance services and purchasing, to Province Bank, subject to the overall limitation that the costs to be charged by the Mutual Company may not exceed the costs of independent vendors for similar services and further subject to annual maximum cost limitations specified in the Administrative Services Agreement.

ELECTION OF DIRECTORS

ITEM 1 — ELECTION OF CLASS C DIRECTORS

ITEM 2 — ELECTION OF CLASS B DIRECTOR

Nominees and Directors Continuing in Office

     Introduction

      The election of our directors by our stockholders is governed by the Delaware General Corporation Law, the Pennsylvania Insurance Holding Companies Act (the “Holding Companies Act”) and our By-laws. The following discussion summarizes these provisions and describes the process our Nominating Committee follows in connection with the nomination of candidates for election as directors by the holders of our Class A common stock and Class B common stock.

     Background of Our Nominating Committee

      Section 1405(c)(4) of the Holding Companies Act, which applies to us, provides that the board of directors of a domestic insurer or a company controlling a domestic insurer shall establish one or more committees comprised solely of directors who are not officers or employees of the insurer or of any entity controlling, controlled by or under common control with the insurer and who are not beneficial owners of a controlling interest in the voting stock of the insurer or any such entity, and that such committee or committees shall have responsibility for recommending the selection of the insurer’s independent certified public accountants, reviewing the insurer’s financial condition, the scope and results of the insurer’s independent audit and any internal audit, nominating candidates for election as directors by stockholders, evaluating the performance of officers deemed to be principal officers of the insurer and recommending to our board of directors the selection and compensation of the principal officers.

      Section 3.17 of our By-laws is consistent with this statutory provision and provides that:

•	our Board of Directors shall annually appoint a Nominating Committee that shall consist of not less than two directors who are not our officers or employees or of any entity controlling, controlled by or under common control with us and who are not beneficial owners of a controlling interest in us; and

•	the Nominating Committee shall, prior to each annual meeting of stockholders, determine and nominate candidates for election as directors by our stockholders.

      In accordance with these By-law provisions, on April 17, 2003 our Board of Directors appointed a Nominating Committee consisting of R. Richard Sherbahn and Philip H. Glatfelter. None of these persons is an officer of us or the Mutual Company or a beneficial owner of a controlling interest in us or the Mutual Company.

     Nominating Procedures

      Under Section 2.3 of our By-laws, nominations of candidates for election as directors by our stockholders are to be made exclusively by our Nominating Committee. Our Nominating Committee will also consider director candidates recommended by stockholders in accordance with the advance notice procedures in Section 2.3 of our By-laws. These procedures are described under “Stockholder Proposals” in this proxy statement. The Nominating Committee may also consider director candidates proposed by our management. We have not utilized third-party executive search firms to identify candidates for director.

      With the exception of applicable rules proposed by the SEC, the Nasdaq Stock MarketSM (“Nasdaq”) or the Holding Companies Act, our Nominating Committee does not have any specific, minimum qualifications for candidates for election to our Board of Directors, and our Nominating Committee may take into account such factors as it deems appropriate. Our Nominating Committee examines the specific attributes of candidates for election to our Board of Directors and also considers the judgment, skill, diversity, business experience, the interplay of the candidate’s experience with the experience of the other members of our Board of Directors and the extent to which the candidate would contribute to the overall effectiveness of our Board of Directors.

      Our Nominating Committee utilizes the following process in identifying and evaluating candidates for election as members of our Board of Directors:

•	Evaluation of the performance and qualifications of the members of our Board of Directors whose term of office will expire at the forthcoming annual meeting of stockholders and determination of whether they should be nominated for re-election.

•	Consideration of the suitability of the candidates for election, including incumbent directors.

•	Review of the qualifications of any candidates proposed by stockholders in accordance with our By-laws, candidates proposed by management and candidates proposed by individual members of our Board of Directors.

•	After such review and consideration, our Nominating Committee meets and proposes a slate of candidates for election at the forthcoming annual meeting of stockholders.

     Actions Taken by Our Nominating Committee

      Our Nominating Committee met on March 18, 2004 for the purpose of nominating candidates for election as directors by our stockholders at our 2004 annual meeting of stockholders, and nominated the persons described below. On March 19, 2004, our Board of Directors accepted the report of the Nominating Committee and approved the nomination by our Nominating Committee of the persons named below.

     Candidates for Election

      Our Board of Directors currently consists of six members, with one Class B vacancy that will be filled at our annual meeting. Each director is elected for a three-year term and until his successor has been duly elected. The current three-year terms of our directors expire in the years 2004, 2005 and 2006, respectively.

      Two Class C directors and one Class B director are to be elected at our annual meeting in separate Class B and Class C elections. Unless otherwise instructed, the proxies solicited by our Board of Directors will be voted for the election of the nominees named below. The two Class C nominees are currently directors and the Class B nominee is not currently a director.

      If any of the nominees becomes unavailable for any reason, the proxies intend to vote for a substitute nominee designated by our Board of Directors. Our Board of Directors has no reason to believe the nominees named will be unable to serve if elected. Any vacancy occurring on our Board of Directors for any reason may be filled by a majority of our directors then in office until the expiration of the term of the class of directors in which the vacancy exists.

Our Board of Directors recommends a vote FOR the election of the nominees named below.

      The names of the nominees for Class C directors and Class B director and the Class A directors and Class B director who will continue in office after our annual meeting until the expiration of their respective terms, together with certain information regarding them, are as follows:

Directors Standing for Election

          Class C Directors

		Director	Year Term
Name	Age	Since	Will Expire*

R. Richard Sherbahn	75	1986	2007
John J. Lyons	64	2001	2007

          Class B Director

		Director	Year Term
Name	Age	Since	Will Expire*

Richard D. Wampler, II	62	—	2006

*	If elected at our annual meeting

Directors Continuing in Office

          Class A Directors

		Director	Year Term
Name	Age	Since	Will Expire

Robert S. Bolinger	67	1986	2005
Patricia A. Gilmartin	64	1986	2005
Philip H. Glatfelter, II	74	1986	2005

          Class B Director

		Director	Year Term
Name	Age	Since	Will Expire

Donald H. Nikolaus	61	1986	2006

      Mr. Bolinger retired in 2001 as Chairman and Chief Executive Officer of Susquehanna Bancshares, Inc., a position he held since 1982.

      Mrs. Gilmartin has been an employee since 1969 of Donegal Insurance Agency, which has no affiliation with us, except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from our insurance subsidiaries and the Mutual Company in accordance with their standard commission schedules and agency contracts. Mrs. Gilmartin has been a director of the Mutual Company since 1979.

      Mr. Glatfelter retired in 1989 as a Vice President of Meridian Bank, a position he held for more than five years prior to his retirement. Mr. Glatfelter has been a director of the Mutual Company since 1981, was Vice Chairman of the Mutual Company from 1991 to 2001 and has been our Chairman of the Board and Chairman of the Board of the Mutual Company since 2001.

      Mr. Lyons has been President and Chief Operating Officer of Keefe Managers, Inc., a manager of private investment funds, since February 1999. In his capacity as a professional bank consultant, Mr. Lyons served (a) from September 1997 to February 1999 as President and Chief Executive Officer of Gateway American Bank of Florida, Fort Lauderdale, Florida, (b) from August 1996 to April 1997, as President and Chief Executive Officer of Regent National Bank, Philadelphia, Pennsylvania, (c) from April 1995 to August 1996, as President and Chief Executive Officer and a director of Monarch Savings Bank, FSB, Clark, New Jersey and (d) from December 1993 until April 1995, as President and Chief Executive Officer of Jupiter Tequesta National Bank, Tequesta, Florida. Mr. Lyons was Vice Chairman of Advest, Inc. during 1993 and from 1989 through 1993 was a member of its Board of Directors.

      Mr. Nikolaus has been President and Chief Executive Officer of the Mutual Company since 1981 and a director of the Mutual Company since 1972. He has been our President and Chief Executive Officer since 1986. Mr. Nikolaus has been a partner in the law firm of Nikolaus & Hohenadel since 1972.

      Mr. Sherbahn has owned and operated Sherbahn Associates, Inc., a life insurance and financial planning firm, since 1974. Mr. Sherbahn has been a director of the Mutual Company since 1967.

      Richard D. Wampler, II is a certified public accountant and has been a principal in the accounting firm of Brown Schultz Sheridan & Fritz since October 1, 1998. For 28 years prior thereto, he was a partner in the accounting firm of KPMG LLP.

Corporate Governance

      The SEC and Nasdaq have adopted new regulations and listing requirements that relate to our corporate governance. Our Board of Directors has adopted new standards and practices in order to comply with those regulations that apply to us.

      We are a “controlled company” as defined in Rule 4350(c)(3) of the qualification standards for Nasdaq because more than 50% of our voting power is held by the Mutual Company. See “Stock Ownership.” Therefore, we are exempt from the requirements of Rule 4350(c) with respect to having:

•	a majority of the members of our Board of Directors be independent;

•	our compensation and nominating committees being comprised solely of independent directors;

•	the compensation of our executive officers being determined by a majority of our independent directors or a compensation committee comprised solely of independent directors; and

•	director nominees being selected or recommended for selection by our Board of Directors, either by a majority of our independent directors or by a nominating committee comprised solely of independent directors.

Our Board of Directors and Its Committees

      Our Board of Directors met nine times in 2003. Our Board of Directors has an Executive Committee, an Audit Committee, a Nominating Committee, a Compensation Committee and, together with the Mutual Company, a four-member Coordinating Committee.

Executive Committee

      Our Executive Committee met 13 times in 2003. Messrs. Nikolaus, Sherbahn and Glatfelter are the members of our Executive Committee. Our Executive Committee has the authority to take all action that can be taken by the full Board of Directors, consistent with Delaware law, between meetings of the Board of Directors.

Audit Committee

      Our Audit Committee of the Company consists of Messrs. Bolinger, Sherbahn and Lyons, and met four times in 2003. Each member of the Audit Committee is independent within the meaning of the rules of Nasdaq and of the SEC. Consistent with Section 1405(c)(4) of the Holding Companies Act and the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”), the Audit Committee has responsibility for:

•	the selection of our independent public accountants;

•	reviewing the scope and results of the audit;

•	reviewing related party transactions; and

•	reviewing the adequacy of our accounting, financial, internal and operating controls.

      Upon the election of Mr. Wampler, who is a certified public accountant, as a director, we expect to appoint him as a member of our Audit Committee to succeed Mr. Sherbahn.

      Our Audit Committee operates pursuant to a written charter, the full text of which is included as Appendix A to this proxy statement. Our Audit Committee charter may also be viewed on our website at: http://www.donegalgroup.com.

Nominating Committee

      Our Nominating Committee consists of Messrs. Sherbahn and Glatfelter and met once in 2003. Consistent with Section 1405(c)(4) of the Holding Companies Act and our By-laws, our Nominating Committee has responsibility for:

•	identification of individuals believed to be qualified to become members of our Board of Directors and to recommend to our Board of Directors nominees to stand for election as directors;

•	identification of members of our Board of Directors qualified to serve on the various committees of our Board of Directors;

•	evaluation of the procedures and processes by which the committees of our Board of Directors conduct a self-evaluation of their performance; and

•	provision to our Board of Directors of an annual performance evaluation of our Nominating Committee.

      Our Nominating Committee operates pursuant to a written charter, the full text of which is included as Appendix B to this proxy statement. Our Nominating Committee charter is also available on our website at http://www.donegalgroup.com.

Compensation Committee

      Our Compensation Committee consists of Messrs. Sherbahn and Glatfelter and met three times in 2003. Mr. Dreher, in his capacity as one of the Mutual Company’s members on the Coordinating Committee, consults with our Compensation Committee on behalf of the Mutual Company. Consistent with Section 1405(c)(4) of the Holding Companies Act and our By-laws, our Compensation Committee has responsibility for:

•	the annual review of the compensation of our executive officers;

•	the provision of annual compensation recommendations to our Board of Directors for all of our officers;

•	the determination of employees who participate in our employee stock option plans and the provision of recommendations to our Board of Directors as to individual stock option grants; and

•	the general oversight of our employee benefit plans.

DIRECTOR — STOCKHOLDER COMMUNICATIONS

      Our stockholders may communicate with our Board of Directors through our Secretary. Stockholders who wish to communicate with any of our directors may do so by sending their communication in writing addressed to a particular director, or in the alternative, to “Non-management Directors” as a group, care of our Secretary at our headquarters, 1195 River Road, Marietta, Pennsylvania 17547. All such communications that are received by our Secretary will be promptly forwarded to the addressee or addressees set forth in the communication.

      We actively encourage our directors to attend our annual meetings of stockholders because we believe director attendance at our annual meetings provides our stockholders with an opportunity to communicate with the members of our Board of Directors. All of our directors attended our annual meeting of stockholders in 2003.

Compensation of Directors

      Our directors and the directors of the Mutual Company were paid an annual retainer of $20,000 in 2003. Directors who are members of committees received $250 in 2003 for each committee meeting attended. If a director serves on our Board of Directors and the Board of Directors of the Mutual Company, the director receives only one annual retainer. In such event, the retainer is allocated 30% to the Mutual Company and 70% to us.

      Pursuant to our 2001 Equity Incentive Plan for Directors, each of our directors and each director of the Mutual Company receives an annual restricted stock award of 175 shares of our Class A common stock, provided that the director served as a member of our Board of Directors or the Board of Directors of the Mutual Company during any portion of the preceding calendar year. The Mutual Company reimburses us for the cost of the options granted to directors of the Mutual Company who are not also our directors. Pursuant to our 2001 Director Plan, each of our outside directors and each outside director of the Mutual Company is also eligible to receive non-qualified options to purchase shares of our common stock in an amount determined by our Board of Directors from time to time.

EXECUTIVE COMPENSATION

      The following table shows the compensation we and the Mutual Company paid during each of the three fiscal years ended December 31, 2003 for services rendered in all capacities to our chief executive officer and our four other most highly compensated executive officers whose compensation exceeded $100,000 in the fiscal year ended December 31, 2003.

Summary Compensation Table

				Long-Term
	Annual Compensation(1)			Compensation Awards

				Restricted	Securities
				Stock	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Options (#)	Compensation ($)

Donald H. Nikolaus,	2003	430,000	368,500	1,881	150,000	43,744	(2)
President and Chief	2002	390,000	172,512	1,822	—	77,039
Executive Officer	2001	390,000	—	1,682	100,000	71,547

Ralph G. Spontak,	2003	264,000	98,000	1,881	45,000	30,884	(2)
Senior Vice President,	2002	254,000	60,588	1,822	—	25,631
Chief Financial Officer	2001	250,601	—	1,682	40,000	26,009
and Secretary

Robert G. Shenk,	2003	188,000	70,000	—	30,000	12,969	(2)
Senior Vice President,	2002	180,000	37,594	—	—	11,603
Claims	2001	166,293	—	—	25,000	11,103

Cyril J. Greenya,	2003	130,000	50,000	—	20,000	13,218	(2)
Senior Vice President,	2002	125,000	26,277	—	—	7,408
Commercial Underwriting	2001	114,242	—	—	15,000	6,738

Daniel J. Wagner,	2003	129,600	46,000	—	15,000	11,934	(2)
Vice President and	2002	124,600	21,750	—	—	11,270
Treasurer	2001	107,351	—	—	10,000	10,760

(1)	All compensation of our officers is paid by the Mutual Company. Pursuant to the terms of an intercompany allocation agreement between us and the Mutual Company, we are charged for 70% of all such compensation.

(2)	In the case of Mr. Nikolaus, the total shown also includes premiums of $6,613, $3,366 and $3,896 paid under a term life insurance policy during 2003, 2002 and 2001, respectively, and directors and committee meeting fees of $25,131, $22,650 and $25,349 during 2003, 2002 and 2001, respectively. In the case of Mr. Spontak, the total shown includes premiums of $1,388, $1,173 and $869 paid under a term life insurance policy during 2003, 2002 and 2001, respectively, and directors and committee meeting fees of

$21,881, $18,450 and $19,200 during 2003, 2002 and 2001, respectively. In the case of Messrs. Shenk, Greenya and Wagner, the totals shown also include term life insurance premiums of $969, $1,218 and $282, respectively, during 2003, $603, $1,161 and $270, respectively, during 2002 and $603, $619 and $260, respectively, during 2001.

      During 2003, we granted the following stock options to the persons named in the Summary Compensation Table:

		% of Total
	Number of Shares	Options
	of Class A	Granted to
	Common Stock	Employees in	Exercise Price	Expiration	Grant Date
Name	Underlying Options	Fiscal 2003	($/Share)	Date	Present Value

Donald H. Nikolaus	150,000	23	$12.00	4/17/08	327,000
Ralph G. Spontak	45,000	7	12.00	4/17/08	98,100
Robert G. Shenk	30,000	5	12.00	4/17/08	65,400
Cyril J. Greenya	20,000	3	12.00	4/17/08	43,600
Daniel J. Wagner	15,000	2	12.00	4/17/08	32,700

      The following tables show information with respect to options exercised during the year ended December 31, 2003 and held on December 31, 2003 by the persons named in the Summary Compensation Table and the status of their options at December 31, 2003.

Options Exercised and Values for Fiscal Year 2003

Class A Common Stock

			Number of Securities		Value of Unexercised
			Underlying Options		In-The-Money Options
	Shares		at Fiscal Year End		at Fiscal Year End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald H. Nikolaus	—	—	183,333	133,334	$1,970,332	$1,269,339
Ralph G. Spontak	—	—	68,333	43,334	738,033	407,539
Robert G. Shenk	—	—	43,333	28,334	467,533	267,239
Cyril J. Greenya	—	—	27,333	18,334	256,445	173,707
Daniel J. Wagner	—	—	18,333	13,334	197,033	126,939

Class B Common Stock

			Number of Securities		Value of Unexercised
			Underlying Options		In-The-Money Options
	Shares		at Fiscal Year End		at Fiscal Year End
	Acquired	Value
Name	on Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Donald H. Nikolaus	—	—	33,333	—	$374,996	—
Ralph G. Spontak	—	—	13,333	—	149,996	—
Robert G. Shenk	—	—	8,333	—	93,746	—
Cyril J. Greenya	—	—	5,333	—	59,996	—
Daniel J. Wagner	—	—	3,333	—	37,496	—

CERTAIN TRANSACTIONS

      Donald H. Nikolaus, our President and a director and President and a director of the Mutual Company, is also a partner in the law firm of Nikolaus & Hohenadel. Such firm has served as general counsel to the Mutual Company since 1970 and to us since 1986, principally in connection with the defense of claims litigation arising in Lancaster, Dauphin and York counties. Such firm is paid its customary fees for such services. Those fees were $393,582 in 2002 and $337,743 in 2003.

      Patricia A. Gilmartin, a director and a director of the Mutual Company, is an employee of Donegal Insurance Agency, which has no affiliation with us except that Donegal Insurance Agency receives insurance commissions in the ordinary course of business from our subsidiaries and the Mutual Company in accordance with their standard commission schedules and agency contracts.

      Frederick W. Dreher, a director of the Mutual Company and one of the Mutual Company’s representatives on the Coordinating Committee, is a partner in the law firm of Duane Morris LLP, which represents us and the Mutual Company in certain legal matters. Such firm is paid its customary fees for such services. Those fees were $592,316 in 2002 and $710,589 in 2003.

      John J. Lyons, one of our directors, was a director of The BISYS Group, Inc. (“BISYS”) during all of 2002 and most of 2003. Province Bank, which we and the Mutual Company own indirectly, purchases consulting and software services from BISYS and pays BISYS its customary fees for such services. Those fees were $122,205 in 2002 and $165,180 in 2003.

      During 2003, we negotiated the termination of our split-dollar life insurance arrangements with Mr. Nikolaus and Mr. Spontak. With the approval of our Board of Directors, we sold Mr. Nikolaus’ policies to him for $473,305, which represented the full amount of the premiums we had paid for those policies, and we sold Mr. Spontak’s policy to him for $172,771, which represented the full amount of the premiums we had paid for that policy.

      Most of our directors and officers are affiliated with the Mutual Company, our controlling stockholder, with whom we have a variety of inter-company agreements providing for, among other things, pooling of underwriting results and reinsurance and expense sharing. See “Stock Ownership — Our Relationship with the Mutual Company.”

REPORT OF OUR COMPENSATION COMMITTEE

      In accordance with the rules of the SEC, the following report of our Compensation Committee and the performance graph that immediately follows that report shall not be deemed proxy solicitation material, and shall not be deemed filed with the SEC or incorporated by reference into any of our future filings under the Exchange Act or the Securities Act of 1933 (the “Securities Act”).

      Under the rules established by the SEC, we are required to provide certain information about the compensation and benefits provided to our Chief Executive Officer and our other executive officers listed in the Summary Compensation Table. The disclosure requirements as to those officers include the use of specified tables and a report of our Compensation Committee reviewing the factors that resulted in compensation decisions affecting these officers and our other executive officers. Our Compensation Committee has furnished the following report in fulfillment of the SEC’s requirements.

      Our Compensation Committee reviews our general compensation policies, including the compensation plans and compensation levels for our executive officers, and administers our equity incentive plans and our cash incentive compensation program in which our executive officers participate. No members of our Compensation Committee are former or current officers of ours, or have other interlocking relationships, as defined by the SEC.

      Compensation of our executive officers has two principal elements: (i) an annual portion, consisting of a base salary that is reviewed annually and cash bonuses based on our annual underwriting results, and (ii) a long-term portion, consisting of stock options. In general, our executive compensation programs have been designed to:

•	attract and retain executive officers who contribute to our long-term success;

•	motivate key senior executive officers to achieve strategic business objectives and reward them for the achievement of these objectives; and

•	support a compensation policy that differentiates in compensation amounts based on corporate and individual performance and responsibilities.

      A major component of our compensation policy, which has been approved by our Compensation Committee, is that a significant portion of the aggregate annual compensation of our senior officers should be based upon our annual underwriting results, the achievement of our other business and financial objectives and the contribution of the individual officer. For a number of years, we have maintained a cash incentive compensation program for our senior officers. This program provides a formula pursuant to which a fixed percentage of our underwriting results for the year is computed, as specified in the program, and then allocated on a discretionary basis among our senior officers selected to participate in the program for the particular year. The identity of our senior officers selected to participate in the program for the particular year as well as their participation in the amount determined by application of the fixed formula is based upon recommendations submitted by our executive officers to our Compensation Committee. Our Compensation Committee reviews those recommendations and fixes the percentage participation of our senior officers in the program. Our executive officers named in the Summary Compensation Table received total payments of $632,500 under our cash incentive compensation program for 2003 based on our statutory underwriting gain of $10.3 million in 2003, primarily resulting from an increase in premium rates and a significant decrease in our combined ratio. In 2002, our senior officers received total payments of $318,721 under our cash incentive compensation plan, due to our statutory underwriting gain for that year of $2.3 million, which resulted from increases in premium rates and a significant decrease in our combined ratio. Because the payments under our cash incentive compensation plan reflect our underwriting results, our Compensation Committee believes that the amount of the incentive payments are tied directly to our performance.

      The principal factors we considered when we established our cash incentive compensation program were:

•	achievement of our long-term underwriting objectives; and

•	our long-term underwriting results compared to the long-term underwriting results of other property and casualty insurance companies.

      In determining the total compensation of Mr. Nikolaus as our Chief Executive Officer in 2003, our Compensation Committee conducted a subjective analysis of Mr. Nikolaus’ leadership and performance as well as the following objective factors:

•	our continued better-than-industry underwriting results evidenced by our statutory combined ratios of 102.9%, 98.0% and 93.8% for 2001, 2002 and 2003 respectively, compared to industry combined ratios of 118.0%, 106.0% and 101.1% for the industry;

•	the successful maintenance of our cost control program initiated in 1999, which has resulted in a GAAP expense ratio of 30.2% in 2003 compared to 36.6% in 1999;

•	our consistent organic growth with premiums earned of $167.8 million, $185.8 million and $196.8 million for 2001, 2002 and 2003, respectively;

•	the demutualization of an affiliated company, Le Mars Mutual Insurance Company of Iowa, and our acquisition of all of its capital stock, which expanded our operations to Iowa, Nebraska, Oklahoma and South Dakota;

•	our acquisition of The Peninsula Insurance Company and Peninsula Indemnity Company, which increased our presence in Delaware, Maryland and Virginia;

•	our sale of 3,450,000 shares of our Class A common stock in an underwritten public offering; and

•	the enhancement of our capital resources through the establishment of a $35.0 million line of credit and the receipt of $25.0 million from the sale of trust preferred securities.

      Our executive officers participate in our equity incentive plans, under which stock options are granted from time to time at not less than the fair market value of our common stock on the date of grant. The options typically vest over three years. The primary purpose of our equity incentive plans is to provide an incentive for our long-term performance. These stock options provide an incentive for the creation of stockholder value over the long term because the full benefit of the options can be realized only if the price of our common stock appreciates over time. During 2003, options to purchase 260,000 shares of Class A common stock were granted to our executive officers.

      Based upon all of the foregoing factors, our Compensation Committee believes the compensation of Mr. Nikolaus and our other executive officers was reasonable in view of:

•	our performance and the contribution of those officers to that performance in 2003;

•	our performance in 2003 compared to our performance in 2002 and to the performance of other property and casualty insurance companies in 2003; and

•	the increase in the per share price of our Class A common stock from $9.00 on December 31, 2003 to $22.00 on December 31, 2003.

      Section 162(m) of the Internal Revenue Code (the “Code”) generally disallows a tax deduction to publicly held companies for compensation of more than $1.0 million paid to a company’s chief executive officer or any executive officer named in its Summary Compensation Table. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. The policy of the Compensation Committee is to structure the compensation of our executive officers, including Mr. Nikolaus, to avoid the loss of the deductibility of any compensation, although Section 162(m) will not preclude our Compensation Committee from awarding compensation in excess of $1.0 million, if it should be warranted in the future. We believe that Section 162(m) will not have any effect on the deductibility of the compensation of Mr. Nikolaus and the other executive officers named in the Summary Compensation Table for 2003.

Submitted by:

Compensation Committee

R. RICHARD SHERBAHN
PHILIP H. GLATFELTER, II

February 16, 2004

Comparison of Total Return on Our

Common Stock with Certain Averages

      The following graph provides an indicator of cumulative total stockholder returns on our common stock compared to the Russell 2000 Index and a peer group of property and casualty insurance companies selected by Value Line, Inc. The members of the peer group are as follows: 21st Century Industries, ACE Limited, ACMAT Corp., Allmerica Financial Corp., Allstate Corp., American Financial Group Inc., American Medical Security Group, Argonaut Group Inc., Baldwin & Lyons Inc., W.R. Berkley Corporation, The Chubb Corporation, Cincinnati Financial Corporation, CNA Financial Corp., Donegal Group Inc., EMC Insurance Group Inc., Erie Indemnity Co., Everest Re Group Ltd., Fairfax Financial Holdings, Gainsco Inc., HCC Insurance Holdings, Inc., Harleysville Group Inc., Highlands Insurance Group Inc., Markel Corporation, Meadowbrook Insurance Group Inc., Merchants Group Inc., Mercury General Corporation, Midland Co., MIIX Group Inc., Ohio Casualty Corporation, Old Republic International Corp., PartnerRe Ltd., Philadelphia Consolidated Holdings Corp., PICO Holdings Inc., PMI Mortgage Group, Progressive Corp. Ohio, PXRE Group Ltd., Renaissance Re Holdings Ltd., RLI Corporation, SAFECO Corporation, Selective Insurance Group, Inc., The St. Paul Companies, Inc., State Auto Financial Corp., Transatlantic Holdings, Inc., Trenwick Group Inc., XL Capital Limited and Zenith National Insurance Group.

Comparison of Five-Year Cumulative Total Return

Donegal Group Inc., Donegal Group Inc. ‘A’, Donegal Group Inc. ‘B’,
Russell 2000 Index and Value Line Insurance (Prop/Casualty)
(Performance Results Through 12/31/03)

      Assumes $100 invested at the close of trading on 12/98 in the Russell 2000 Index, the Value Line Insurance (Property/Casualty) and Donegal Group Inc. common stock and gives effect to a one-for-three reverse split of the Company’s Class B common stock and issuance, as a dividend, of two shares of Class A common stock for each share of Class B common stock as of April 19, 2001. Assumes reinvestment of dividends.

AUDIT AND NON-AUDIT FEES

      Our Audit Committee approves the fees and other significant compensation to be paid to our independent public accountants for the purpose of preparing or issuing an audit report or related work. We provide appropriate funding, as determined by our Audit Committee, for payment of fees and other significant compensation to our independent public accountants. Our Audit Committee also preapproves all auditing services and permitted non-audit services, including the fees and terms thereof, to be performed for us by our independent public accountants, subject to the de minimis exceptions for non-audit services described in the Exchange Act. Our Audit Committee delegated to our Audit Committee Chair preapproval authority for non-audit services up to $25,000 subject to subsequent approval by the full Audit Committee at its next scheduled meeting.

      Our Audit Committee reviewed and discussed with KPMG LLP the following fees for services rendered for the 2003 fiscal year and considered the compatibility of non-audit services with KPMG LLP’s independence.

      Audit Fees. KPMG LLP, our independent public accountants, billed us $283,000 and $227,400 in the aggregate for the fiscal years ended December 31, 2003 and 2002, respectively, in connection with (i) the audit of our annual consolidated financial statements for the fiscal years ended December 31, 2003 and 2002, (ii) the reviews of our consolidated financial statements included in our Form 10-Q quarterly reports and (iii) services performed in connection with filings of registration statements and offerings.

      Audit-Related Fees. We did not pay any audit-related fees to KPMG LLP during 2002 or 2003.

      Tax Fees. We did not pay any tax fees to KPMG LLP during 2002 or 2003.

      All Other Fees. The aggregate fees billed by KPMG LLP for all other services were $27,500 and $40,000 for statutory actuarial reviews during the fiscal years ended December 31, 2003 and 2002, respectively, and $7,000 for other services during 2002.

Report of the Audit Committee

      The following report of our Audit Committee shall not be deemed proxy solicitation material, and shall not be deemed filed with the SEC or incorporated by reference into any of our filings under the Exchange Act or the Securities Act.

      The Audit Committee of our Board of Directors was established in accordance with Section 3(a)(58)(A) of the Exchange Act and reviews the financial reporting process, including the overview of our financial reports and other financial information we provide to governmental or regulatory bodies, the public and others who rely thereon, our systems of internal accounting and financial controls, the selection, evaluation and retention of our independent public accountants and the annual independent audit of our financial statements. Each of our Audit Committee members satisfies the independence requirements of Exchange Act Rule 10A-3 and Nasdaq Rule 4200(a)(15) and complies with the financial literacy requirements thereof. Our Board of Directors has determined that two members of our Audit Committee, Mr. Bolinger and Mr. Lyons, satisfy the financial expertise requirements and have the requisite experience as defined by the SEC’s rules. Our Board of Directors adopted a written charter for our Audit Committee on June 13, 2000 and amended such charter on March 19, 2004 to comply with new Nasdaq rules. The full text of the Audit Committee Charter as currently in effect is included as Appendix B to this proxy statement. Our Audit Committee reviews and reassesses the adequacy of the charter on an annual basis.

      Our Audit Committee has reviewed our audited consolidated financial statements and discussed those statements with management. Our Audit Committee has also discussed with KPMG LLP, our independent public accountants during 2003, the matters required to be discussed by Statement of Auditing Standards No. 61 (Communication with Audit Committees, as amended).

      Our Audit Committee received from KPMG LLP and reviewed the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with KPMG LLP matters relating to its independence. Our Audit Committee also considered the compatibility of the provision of non-audit services by KPMG LLP with the maintenance of KPMG LLP’s independence.

      Our Audit Committee has determined that the provision of the non-audit services to us by KPMG LLP is compatible with maintaining KPMG LLP’s independence.

      With the goal of increasing its effectiveness, our Audit Committee has implemented an annual self-evaluation process. Our Audit Committee has also established a procedure whereby persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee.

      On the basis of these reviews and discussions, our Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and be filed with the SEC.

Submitted by:

Audit Committee

ROBERT S. BOLINGER
R. RICHARD SHERBAHN
JOHN J. LYONS

February 16, 2004

STOCKHOLDER PROPOSALS

      Any stockholder who, in accordance with and subject to the provisions of Rule 14a-8 of the proxy rules of the SEC, wishes to submit a proposal for inclusion in our proxy statement for our 2005 annual meeting of stockholders must deliver such proposal in writing to our Secretary at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547, not later than November 25, 2004.

      Pursuant to Section 2.3 of our By-laws, if a stockholder wishes to present at our 2005 annual meeting of stockholders (i) a proposal relating to nominations for and election of directors for consideration by the Nominating Committee of our Board of Directors or (ii) a proposal relating to a matter other than nominations for and election of directors, otherwise than pursuant to Rule 14a-8 of the proxy rules of the SEC, the stockholder must comply with the provisions relating to stockholder proposals set forth in our By-laws, which are summarized below. Written notice of any such proposal containing the information required under our By-laws, as described herein, must be delivered in person, by first class United States mail postage prepaid or by reputable overnight delivery service to the Nominating Committee to the attention of our Secretary, for nomination proposals only, or to the attention of our Secretary for all other matters, at our principal executive offices at 1195 River Road, Marietta, Pennsylvania 17547 during the period commencing on November 25, 2004 and ending on December 25, 2004.

      A written proposal of nomination for a director must set forth:

•	the name and address of the stockholder who intends to make the nomination (the “Nominating Stockholder”);

•	the name, age, business address and, if known, residence address of each person so proposed;

•	the principal occupation or employment of each person so proposed for the past five years;

•	the number of shares of our capital stock beneficially owned within the meaning of SEC Rule 13d-3 by each person so proposed and the earliest date of acquisition of any such capital stock;

•	a description of any arrangement or understanding between each person so proposed and the Nominating Stockholder with respect to such person’s proposal for nomination and election as a director and actions to be proposed or taken by such person as a director;

•	the written consent of each person so proposed to serve as a director if nominated and elected as a director; and

•	such other information regarding each such person as would be required under the proxy rules of the SEC if proxies were to be solicited for the election as a director of each person so proposed.

      Only candidates nominated by stockholders for election as a member of our Board of Directors in accordance with our By-law provisions as summarized herein will be eligible for consideration by the Nominating Committee to be nominated for election as a member of our Board of Directors at our 2005 annual meeting of stockholders, and any candidate not nominated in accordance with such provisions will not be considered or acted upon for election as a director at our 2005 annual meeting of stockholders.

      A written proposal relating to a matter other than a nomination for election as a director must set forth information regarding the matter equivalent to the information that would be required under the proxy rules of the SEC if proxies were solicited for stockholder consideration of the matter at a meeting of stockholders. Only stockholder proposals submitted in accordance with the By-law provisions summarized above will be eligible for presentation at our 2005 annual meeting of stockholders, and any matter not submitted to our Board of Directors in accordance with such provisions will not be considered or acted upon at our 2005 annual meeting of stockholders.

OTHER MATTERS

      Our Board of Directors does not know of any matters to be presented for consideration at our annual meeting other than the matters described in the notice of annual meeting, but if any matters are properly presented, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of our Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

By Order of the Board of Directors,

Donald H. Nikolaus,
President and Chief Executive Officer

March 25, 2004

APPENDIX A

DONEGAL GROUP INC.

AUDIT COMMITTEE CHARTER

Purpose

      The primary purposes of the Audit Committee of the Board of Directors of Donegal Group Inc. (the “Company”) shall be to oversee the Company’s accounting and financial reporting processes, including the overview of the financial reports and other financial information provided by the Company to any governmental or regulatory body, the public and others who rely thereon; the Company’s systems of internal accounting and financial controls; the selection, evaluation and retention of the Company’s independent auditors; the qualifications and independence of the Company’s independent auditors; the annual independent audit of the Company’s financial statements under generally accepted accounting principles and the annual independent audit of the Company’s insurance subsidiaries’ financial statements under statutory accounting principles; and compliance by the Company with legal and regulatory requirements.

      The Committee shall review the adequacy of this Charter on an annual basis and recommend any proposed changes to the Board of Directors.

Membership

      The Committee shall be comprised of not fewer than three members of the Board of Directors, and the Committee’s composition shall satisfy the applicable requirements of the Audit Committee Rules of the Nasdaq Stock Market, the Securities Exchange Act of 1934 (the “Exchange Act”), the rules and regulations of the Securities and Exchange Commission (the “SEC”) and the requirements of the Pennsylvania Insurance Holding Companies Act. Accordingly, all of the members of the Committee shall be directors:

•	who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company;

•	who do not accept directly or indirectly any consulting, advisory or other compensatory fees from the Company or any subsidiary of the Company, other than in the member’s capacity as a member of the Board of Directors or any of its committees or the affiliates of the Company, including Donegal Mutual Insurance Company;

•	who are not “affiliated persons” of the Company or any subsidiary of the Company, as defined by the SEC; and

•	who are financially literate.

In addition, at least one member of the Committee shall be an “audit committee financial expert,” as defined by the SEC. The members of the Committee shall be appointed by the Board of Directors, and Committee members may be replaced by the Board of Directors.

Role of the Committee

      The Committee’s role is one of oversight, and the Board of Directors recognizes that the Company’s management is responsible for the preparation and publication of the Company’s financial statements and that the independent auditors are responsible for auditing those financial statements. In addition, the Board of Directors recognizes that the Company’s financial management personnel, as well as the independent auditors, because of the nature of their relationship with the Company, are in a position to devote more time and acquire greater knowledge and more detailed information regarding the Company than do Committee members; consequently, in carrying out its oversight responsibilities, the Committee shall not be deemed to provide any expert or special assurance as to the Company’s financial statements or any professional certification as to the independent auditors’ work.

      In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and to retain outside counsel, auditors or other experts to advise the Committee, all at the expense of the Company. The Committee shall have the authority to engage, and determine funding for, independent counsel and other advisors to the Committee.

Primary Responsibilities

•	The Committee shall be directly responsible for the appointment, determination of funding for, compensation, retention and oversight of the work of the Company’s independent auditors for purposes of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, including the resolution of disagreements between management and the auditors regarding financial reporting.

•	The Committee shall approve, in advance, all auditing services and all non-audit services, including the fees and terms thereof, to be performed by the independent auditors that are permitted under Section 10A of the Exchange Act and the rules and regulations of the SEC thereunder, subject to the de minimis exceptions under such rules for permissible non-audit services that are nonetheless approved by the Committee prior to the completion of the audit. The Committee may form, and delegate authority to, subcommittees consisting of one or more members of the Committee when appropriate, including the authority to grant preapprovals of audit and permissible non-audit services, provided that decisions of such subcommittee to grant preapprovals shall be presented to the Committee at its next ensuing meeting.

•	The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and for ensuring that complaints are treated confidentially and anonymously.

•	The Committee shall be responsible for reviewing reports and disclosures of all related-party transactions. A “related-party transaction” is a transaction that is required to be reported by the Company under Item 404 of Regulation S-K of the SEC. All related-party transactions are subject to (i) the approval of the Committee and (ii) the process set forth in the Company’s By-laws relating to the Coordinating Committee.

•	The following functions shall be performed on an ongoing basis by the Committee in carrying out its oversight function. These functions are set forth as a guide, with the understanding that the Committee shall have the discretion to conduct activities in addition to those listed herein as it deems appropriate given the circumstances.

•	The Committee shall review and discuss with management and the independent auditors the audited financial statements and disclosures made in management’s discussion and analysis to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Stockholders if distributed prior to the filing of the Form 10-K) and shall review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61 (“SAS No. 61”).

•	The Committee shall recommend to the Board of Directors whether the annual audited financial statements should be included in the Company’s Form 10-K.

•	The Committee shall review on a quarterly basis with the independent auditors any matters required to be discussed by SAS No. 61.

•	The Committee shall review and discuss with management and the independent auditors the Company’s quarterly financial statements prior to the Company’s filing of its Form 10-Q Quarterly Reports, including the results of the review by the independent auditors of the quarterly financial statements.

•	The Committee shall discuss with management and the independent auditors the quality and adequacy of the Company’s internal controls.

•	The Committee shall discuss with management the Company’s quarterly earnings press releases, including the use of “pro forma” or “adjusted” non-GAAP information, as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussion may be done generally, consisting of discussing the types of information to be disclosed and the types of presentations to be made.

•	The Committee shall discuss with management and the independent auditors the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company’s financial statements.

•	The Committee shall discuss with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

•	The Committee shall:

•	request from the independent auditors annually a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard No. 1 and the rules and regulations of the SEC.

•	discuss with the independent auditors any such disclosed relationship and the impact thereof on the independent auditors’ independence.

•	take appropriate action to oversee the independence of the independent auditors.

As adopted by the Board of Directors on March 19, 2004.

APPENDIX B

DONEGAL GROUP INC.

NOMINATING COMMITTEE CHARTER

      The Nominating Committee of the Board of Directors of Donegal Group Inc. (the “Company”) shall have the authority, responsibilities and specific duties described in this Charter.

Membership

      The Committee shall consist of not fewer than two directors, each of whom shall be appointed by the Board of Directors and all of whom shall satisfy the applicable requirements of the Pennsylvania Insurance Holding Companies Act, the Securities and Exchange Commission and the Nasdaq Stock Market.

Responsibilities

      The Committee shall have the following responsibilities:

•	Developing and recommending to the Board of Directors specific guidelines and criteria for screening and selecting nominees to the Board of Directors, which shall cover, among other things, experience, skill set and the ability to act on behalf of stockholders.

•	Reviewing the qualifications of, and recommending to the Board of Directors, those persons to be nominated for membership on the Board of Directors and to be elected by the Board to fill vacancies and newly created directorships.

•	Reviewing candidates recommended by stockholders in accordance with the procedures set forth in the Company’s By-laws.

•	Conducting the appropriate and necessary inquiries into the backgrounds and qualifications of possible director candidates.

•	Considering the performance of incumbent members of the Board of Directors in determining whether to recommend that they be nominated for re-election.

•	Performing such other functions and duties as may be requested by the Board of Directors from time to time.

•	Reviewing this Charter at least annually and recommending any proposed changes to the Board of Directors.

      The Committee shall have authority to delegate any of its responsibilities to subcommittees as it may deem appropriate in its sole discretion and to retain, terminate and obtain advice, reports or opinions from search firms or other internal or outside advisors and legal counsel in the performance of its responsibilities, and shall have the sole authority to approve related fees and retention terms.

Meetings

      The Committee may establish its own schedule for meetings and shall determine the number of meetings necessary and proper for the discharge of its responsibilities.

      As adopted by the Board of Directors on March 19, 2004.

B-1

DONEGAL GROUP INC.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD APRIL 15, 2004
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned hereby appoints Daniel J. Wagner and Ralph G. Spontak, and each or either of them, proxies of the undersigned, with full power of substitution, to vote all of the shares of Class A common stock and Class B common stock of Donegal Group Inc. (the “Company”) that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of the Company to be held at the Company’s offices, 1195 River Road, Marietta, Pennsylvania 17547, on April 15, 2004 at 10:00 a.m., and at any adjournment, postponement or continuation thereof, as set forth on the reverse side of this proxy card.

PROXY

Election of Class C Directors, Nominees:	Election of Class B Director, Nominee:

R. Richard Sherbahn	Richard D. Wampler, II
John J. Lyons

You are encouraged to specify your choice by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with our Board of Directors’ recommendations.

☒	Please mark your vote as in this example.

This proxy will be voted as specified. If a choice is not specified, the proxy will be voted FOR the nominees for Class C Directors and FOR the nominee for Class B Director.

The Board of Directors recommends a vote FOR the nominees for Class C Directors and FOR the nominee for Class B Director.

		FOR	WITHHELD

1.	Election of Class C Directors	☐	☐

For, except vote withheld from the following nominee(s):

		FOR	WITHHELD

2.	Election of Class B Director	☐	☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting and any adjournment, postponement or continuation thereof.

This proxy should be dated, signed by the stockholder exactly as his or her name appears below and returned promptly to EquiServe in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate.

Signature(s)

Date: , 2004